EXHIBIT 16.1

                     [letterhead of McGladrey & Pullen, LLP]

August 15, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Comtex News Network, Inc.'s statements included under Item 4.01 of its Form 8-K Amendment No. 1 filed on August 15, 2008, and we agree with such statements concerning our firm.


Very truly yours,

/s/ McGladrey & Pullen, LLP